Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 of Nabors Industries Ltd. of our report dated March 14, 2024 relating to the financial statements of Parker Drilling Company, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

December 4, 2024

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